NEAH power systems

March 31, 2016

Chris D'Couto
President and CEO
Neah Power Systems, Inc.
22118 20th Avenue SE Suite 142
Bothell, WA 98021

Chris,

I hereby resign as Acting Principal Financial Officer and as a Board Member of Neah Power Systems, Inc.

Attached is my final statement balance in the amount of $224,900.00 for services covering the period from July 2013 to March 2016. The amount is past due and due in full. All payments for past services are due immediately.

I would request that all my fully vested options would be converted to fully vested cashless warrants with no change of strike price and no change in term.

Also attached is the 8-K which will need to be filed.

Sincerely,

David Schmidt
Acting Principal Financial Officer – resigned
Neah Power Systems, Inc.

22118 20th Ave SE, Ste 142
Bothell, WA 98021
Phone: 425.424.3324
Fax: 425-483-8454